EXHIBIT 24.1

POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint CHRISTOPHE BECK, JANDEEN M. BOONE and THERESA E. CORONA, and each of them, individually, to be my attorney-in-fact, with full power and authority to sign their name to a Registration Statement on Form S-8 relating to the registration under the Securities Act of 1933 of not more than $30,000,000 of un-secured general obligations of the Corporation to pay, or guarantee the payment of, deferred compensation in the future in accordance with the terms of the Ecolab Mirror Savings Plan, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and their name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

              IN WITNESS WHEREOF, I have hereunto affixed my signature this 2nd day of August, 2024.

/s/Judson B. Althoff
Judson B. Althoff

/s/Shari L. Ballard
Shari L. Ballard

/s/Eric M. Green
Eric M. Green

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Michael Larson
Michael Larson

/s/David W. MacLennan
David W. MacLennan

/s/Tracy B. McKibben
Tracy B. McKibben

/s/Lionel L. Nowell, III
Lionel L. Nowell, III

/s/Victoria J. Reich
Victoria J. Reich

/s/Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/John J. Zillmer
John J. Zillmer